UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 27, 2021

KINDRED BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36225	46-1160142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1555 Bayshore Highway, Suite 200, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

(650) 701-7901
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	KIN	The NASDAQ Stock Market LLC
Preferred Stock Purchase Rights	KIN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Introductory Note

On August 27, 2021, Kindred Biosciences, Inc., a Delaware corporation (“KindredBio”), was acquired by Elanco Animal Health Incorporated, an Indiana corporation (“Elanco”), pursuant to the merger of Knight Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Elanco (“Merger Sub”), with and into KindredBio, with KindredBio surviving the merger as a wholly owned subsidiary of Elanco (the “Merger”). The Merger was effected pursuant to the previously announced Agreement and Plan of Merger, dated as of June 15, 2021 (as amended by the First Amendment, dated June 30, 2021 (the “First Amendment”), the “Merger Agreement”), by and among KindredBio, Elanco and Merger Sub.

The events described in this Current Report on Form 8-K took place in connection with the completion of the Merger.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on August 27, 2021, KindredBio terminated the At the Market Offering Agreement, dated as of April 8, 2020 (as amended by Amendment No. 1, dated January 15, 2021, the “ATM Agreement”), by and between KindredBio and H.C. Wainwright & Co., LLC (the “Agent”). The ATM Agreement was terminable at will upon written notification by KindredBio with no penalty. Pursuant to the ATM Agreement, KindredBio was entitled to issue and sell, from time to time, through the Agent, shares of its common stock, par value $0.0001 per share (“KindredBio common stock”), having an aggregate offering price of up to $25.0 million, which amount may be increased from time to time pursuant to terms of the ATM Agreement, in an “at-the-market” offering program. As a result of the termination of the ATM Agreement, there will be no further sales of KindredBio common stock thereunder.

On August 27, 2021, as a result of the consummation of the Merger, KindredBio’s outstanding rights (the “Rights”) to purchase shares of KindredBio common stock upon the occurrence of specified events and in accordance with the terms of the Rights Agreement, dated May 19, 2017, by and between KindredBio and American Stock Transfer & Trust Company, LLC, as rights agent (as amended by the First Amendment to Rights Agreement, dated May 11, 2020, the “Rights Agreement”) were terminated pursuant to the Rights Agreement without any further action.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

The Merger became effective on August 27, 2021, when the certificate of merger of KindredBio and Merger Sub was filed with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, each share of KindredBio common stock that was outstanding immediately prior to the Effective Time (other than shares of KindredBio common stock held by (1) KindredBio as treasury stock, (2) Elanco or Merger Sub, or any wholly owned subsidiary of Elanco or (3) stockholders who properly exercised their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law (the “DGCL”)) was canceled and automatically converted into the right to receive $9.25 in cash, without interest (the “Merger Consideration”).

In addition, at the Effective Time, (i) each share of KindredBio common stock subject to vesting, repurchase or other lapse restriction that was outstanding immediately prior to the Effective time became fully vested (to the extent such KindredBio common stock would not have otherwise vested) and was cancelled and converted automatically into the right to receive the Merger Consideration; (ii) each option to purchase shares of KindredBio common stock (other than rights to purchase shares of KindredBio common stock under the KindredBio employee stock purchase plan) (each, a “KindredBio Option”), whether vested or unvested and whether subject to time-based or performance-based vesting, that was outstanding immediately prior to the Effective Time became fully vested (to the extent unvested or to the extent such KindredBio Option would not otherwise have vested) and was automatically cancelled and converted into the right to receive a payment in cash equal to the product of (a) the excess, if any, of the Merger Consideration over the exercise price per share subject to such KindredBio Option and (b) the total number of shares subject to such KindredBio Option; and (iii) each award of restricted stock units denominated in shares of KindredBio common stock, whether subject to time-based or performance-based vesting, that was outstanding immediately prior to the Effective Time (each, a “KindredBio RSU Award”) became fully vested (to the extent unvested or to the extent such award would not otherwise have vested), and was automatically cancelled and converted into the right to receive a payment in cash equal to the product of (A) the total number of shares of KindredBio common stock subject to such KindredBio RSU Award and (B) the Merger Consideration. Any KindredBio Option with a per share exercise price equal to greater than the Merger Consideration was cancelled for no consideration.

The foregoing description of the Merger, the Merger Agreement and the related transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to KindredBio’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 16, 2021 and which is incorporated by reference into this Item 2.01, and the First Amendment, a copy of which was filed as Exhibit 2.1 to KindredBio’s Current Report on Form 8-K filed with the SEC on July 1, 2021 and which is incorporated by reference into this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, KindredBio notified The Nasdaq Capital Market (“Nasdaq”) on August 27, 2021 of the effectiveness of the Merger and of its intent to remove the KindredBio common stock from listing on Nasdaq and requested that Nasdaq file with the SEC a Notification of Removal from Listing under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the KindredBio common stock. In accordance with Nasdaq requirements, trading of KindredBio’s common stock was suspended following the closing of trading on August 27, 2021.

On the effective date of the Form 25, KindredBio will file with the SEC a certification on Form 15 under the Exchange Act to deregister the KindredBio common stock under Section 12(b) of the Exchange Act and to suspend KindredBio’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders

Pursuant to the Merger Agreement, at the Effective Time, each share of KindredBio common stock that was outstanding immediately prior to the Effective Time (other than shares of KindredBio common stock held by (1) KindredBio as treasury stock, (2) Elanco or Merger Sub, or any wholly owned subsidiary of Elanco or (3) stockholders who properly exercised their statutory rights of appraisal under Section 262 of the DGCL) was canceled and converted into the right to receive the Merger Consideration. Upon the Effective Time, KindredBio’s stockholders immediately prior to the Effective Time ceased to have any rights as stockholders in KindredBio (other than their right to receive the Merger Consideration) and, accordingly, no longer have any interest in KindredBio’s future earnings or growth.

The information set forth in the Introductory Note and under Items 1.02, 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant

As a result of the Merger, Elanco acquired 100% of the voting securities of KindredBio and KindredBio became a wholly owned subsidiary of Elanco. As a result of the Merger, a change in control of KindredBio has occurred.

The information set forth in the Introductory Note and under Items 2.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the consummation of the Merger, all of the members of KindredBio’s board of directors (the “Board”) resigned from the Board and from all committees of the Board on which such directors served, effective as of the Effective Time. These resignations were not a result of any disagreements between KindredBio and the former directors on any matter relating to KindredBio’s operations, policies or practices. Upon consummation of the Merger on August 27, 2021, pursuant to the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time, consisting of David Pugh, Kathleen St. Louis and Jinee Majors, became the directors of

KindredBio. Also in accordance with the terms of the Merger Agreement, at the Effective Time, the officers of KindredBio were effectively removed and replaced by the officers of Merger Sub, effective at the Effective Time.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger and in accordance with the terms of the Merger Agreement, at the Effective Time, the amended and restated certificate of incorporation of KindredBio was amended and restated as provided in the Merger Agreement (the “Amended and Restated Certificate”). The Amended and Restated Certificate is attached as Exhibit 3.1 hereto and incorporated by reference into this Item 5.03. Also in connection with the consummation of the Merger and in accordance with the terms of the Merger Agreement, at the Effective Time, the amended and restated bylaws of KindredBio were amended and restated as provided in the Merger Agreement (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws are attached as Exhibit 3.2 hereto and incorporated by reference into this Item 5.03.

Item 9.01. Exhibits.

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated as of June 15, 2021, by and among Kindred Biosciences, Inc., Elanco Animal Health Incorporated and Knight Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed by Kindred Biosciences, Inc., on June 16, 2021)

2.2
First Amendment to Agreement and Plan of Merger, dated as of June 15, 2021, by and among Kindred Biosciences, Inc., Elanco Animal Health Incorporated and Knight Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed by Kindred Biosciences, Inc., on July 1, 2021)

3.1	Amended and Restated Certificate of Incorporation of Kindred Biosciences, Inc.
3.2	Amended and Restated Bylaws of Kindred Biosciences, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Agreement and Plan of Merger have been omitted and Kindred Biosciences, Inc. agrees to furnish supplementally a copy of any such omitted schedules to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDRED BIOSCIENCES, INC.

Date: August 30, 2021	By: /s/ Jinee Majors
Name: Jinee Majors
Title: Secretary